UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  MAY 10, 1996
                                 Date of Report
                        (Date of earliest event reported)


                               ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-9514                36-2092797
(State or other jurisdiction of     (Commission file     (I.R.S. Employer
 incorporation or organization)      number)              Identification No.


               10500 W. 153RD STREET, ORLAND PARK, ILLINOIS 60462
                    (Address of principal executive offices)


                                 (708) 349-3300
              (Registrant's telephone number, including area code)


                                   NO CHANGE
          (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

Andrew Corporation's revenues and net income for the 30 day period ended April 30, 1996 were $63.1 million and $5.5 million. In March 1996, Andrew Corporation exchanged 1,541,564 shares of its common stock for all the outstanding shares of The Antenna Company. The transaction has been accounted for as a pooling of interests. The revenue and net income amounts set forth above include 30 days of combined operating results for Andrew Corporation and The Antenna Company. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from Andrew Corporation's third quarter of fiscal year 1996 and is not necessarily indicative of the results of operations for the quarter ending June 30, 1996 or the fiscal year ending September 30, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 10, 1996                 By:  /s/Floyd L. English
                                            ----------------
                                            Floyd L. English
                                            Chairman, President and
                                            Chief Executive Officer


Date:  May 10, 1996                 By:  /s/Charles R. Nicholas
                                            -------------------
                                            Charles R. Nicholas
                                            Executive Vice-President and
                                            Chief Financial Officer